                                                           November 21, 1997


Questron Technology, Inc.
6400 Congress Avenue
Suite 200A
Boca Raton, Florida  33487

     Re:  QUESTRON TECHNOLOGY, INC.
          REGISTRATION STATEMENT ON FORM S-3
          ----------------------------------

Ladies and Gentlemen:

     We are counsel to Questron Technology, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") with respect to the offer and sale of 125,912 shares of common stock of the Company, par value $.001 per share (the "Shares").

     We have acted as securities counsel for the Company in connection with the transaction which is the subject matter of the Registration Statement and are familiar with the various corporate proceedings related thereto. In rendering this opinion, we have examined a copy of the Registration Statement, such corporate records of the Company and such other instruments, documents and certificates as we have deemed necessary as a basis for our opinion. For purposes of this opinion, we have assumed (i) the accuracy and completeness of all information supplied by the Company, its officers, directors, or agents,
(ii) that the transactions set forth in the Registration Statement are consummated as set forth therein, (iii) that the Commission shall have issued an order under the Securities Act of 1933, as amended, declaring the Registration Statement effective, and (iv) that all requisite authorizations, approvals, consents or exemptions under the securities laws of the various states and other jurisdictions of the United States of America shall have been obtained.

     Based on the foregoing, we are of the opinion that the Shares to be sold in accordance with the Registration Statement are duly authorized and upon issuance, delivery and sale thereof, for the consideration specified in the Registration Statement, will be legally issued, fully paid and non-assessable.

Questron Technology, Inc.            - 2 -                    November 21, 1997



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part of, or an exhibit to, any document which may be filed with respect to the proposed transactions under the securities laws of the various states and other jurisdictions of the United States of America. We also consent to be named in the Registration Statement and in the Prospectus which constitutes a legal part thereof as the counsel that will pass upon certain legal matters for the Company in connection with the sale of the Company's securities.

                                            Very truly yours,


                                            GOULD & WILKIE

Enclosures